                                    BYLAWS




                                      OF




                 HUNTSMAN CONTAINER CORPORATION INTERNATIONAL



                              A Utah Corporation




                                     1989

                               TABLE OF CONTENTS


                                                                           Page

                                   ARTICLE I

                                    OFFICES

    Section 1.01.  Offices..................................................  1
    Section 1.02.  Address..................................................  1

                                  ARTICLE II

                                 SHAREHOLDERS

    Section 2.01.  Annual Meetings..........................................  1
    Section 2.02.  Special Meetings.........................................  1
    Section 2.03.  Place of Meetings........................................  2
    Section 2.04.  Notice of Meetings.......................................  2
    Section 2.05.  Closing of Transfer Books................................  2
    Section 2.06.  Voting Lists.............................................  3
    Section 2.07.  Quorum...................................................  3
    Section 2.08.  Proxies..................................................  3
    Section 2.09.  Voting of Shares by Corporation..........................  4
    Section 2.10.  Informal Action by Shareholders..........................  4

                                  ARTICLE III

                              BOARD OF DIRECTORS

    Section 3.01.  General Powers...........................................  4
    Section 3.02.  Number, Tenure, and Qualifications.......................  4
    Section 3.03.  Regular Meetings.........................................  4
    Section 3.04.  Special Meetings.........................................  4
    Section 3.05.  Notice...................................................  5
    Section 3.06.  Quorum...................................................  5
    Section 3.07.  Manner of Acting.........................................  5
    Section 3.08.  Vacancies and Newly Created
                       Directorships........................................  5
    Section 3.09.  Compensation.............................................  5
    Section 3.10.  Presumption of Assent....................................  6
    Section 3.11.  Resignations.............................................  6
    Section 3.12.  Removal..................................................  6
    Section 3.13.  Telephonic Meetings......................................  6
    Section 3.14.  Informal Action by Directors.............................  6



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                                                                           Page


                                  ARTICLE IV

                                   OFFICERS

    Section 4.01.  Number...................................................  7
    Section 4.02.  Election, Term of Office, and
                       Qualifications.......................................  7
    Section 4.03.  Subordinate Officers, Etc................................  7
    Section 4.04.  Resignations.............................................  7
    Section 4.05.  Removal..................................................  7
    Section 4.06.  Vacancies and Newly Created
                       Offices..............................................  8
    Section 4.07.  The Chairman of the Board................................  8
    Section 4.08.  The President............................................  8
    Section 4.09.  The Vice-Presidents......................................  9
    Section 4.10.  The Secretary............................................  9
    Section 4.11.  The Treasurer............................................ 10
    Section 4.12.  General Manager.......................................... 11
    Section 4.13.  Salaries................................................. 12
    Section 4.14.  Surety Bonds............................................. 12

                                   ARTICLE V

                 EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
                        AND DEPOSIT OF CORPORATE FUNDS

    Section 5.01.  Execution of Instruments................................. 12
    Section 5.02.  Loans.................................................... 12
    Section 5.03.  Deposits................................................. 13
    Section 5.04.  Checks, Drafts, Etc...................................... 13
    Section 5.05.  Bonds and Debentures..................................... 13
    Section 5.06.  Sale, Transfer, Etc., of
                       Securities........................................... 14
    Section 5.07.  Proxies.................................................. 14

                                  ARTICLE VI

                                 CAPITAL STOCK

    Section 6.01.  Stock Certificates....................................... 14
    Section 6.02.  Transfer of Stock........................................ 15
    Section 6.03.  Regulations.............................................. 15
    Section 6.04.  Maintenance of Stock Book at
                       Principal Place of Business.......................... 15
    Section 6.05.  Transfer Agents and Registrars........................... 15
    Section 6.06.  Lost or Destroyed Certificates........................... 16
    Section 6.07.  Closing of Transfer Books and
                       Fixing of Record Date................................ 16



                                      ii


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                                                                           Page


                                  ARTICLE VII

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES

    Section 7.01.  How Constituted.......................................... 17
    Section 7.02.  Powers................................................... 17
    Section 7.03.  Proceedings.............................................. 17
    Section 7.04.  Quorum and Manner of Acting.............................. 17
    Section 7.05.  Resignations............................................. 18
    Section 7.06.  Removal.................................................. 18
    Section 7.07.  Vacancies................................................ 18
    Section 7.08.  Compensation............................................. 18
    Section 7.09.  Telephonic Meetings...................................... 18
    Section 7.10.  Informal Action by Committees............................ 18

                                 ARTICLE VIII

                                INDEMNIFICATION

    Section 8.01.  Indemnification Third Party
                       Actions.............................................. 19
    Section 8.02.  Indemnification for Corporate
                       Actions.............................................. 19
    Section 8.03.  Determination............................................ 20
    Section 8.04.  General Indemnification.................................. 20
    Section 8.05.  Advances................................................. 20
    Section 8.06.  Scope of Indemnification................................. 21
    Section 8.07.  Insurance................................................ 21

                                  ARTICLE IX

                            FISCAL OR TAXABLE YEAR                           21

                                   ARTICLE X

                                   DIVIDENDS                                 21

                                  ARTICLE XI

                                     SEAL                                    21

                                  ARTICLE XII

                                  AMENDMENTS                                 22

                                    BYLAWS

                                      OF

                 HUNTSMAN CONTAINER CORPORATION INTERNATIONAL


                                   ARTICLE I

                                    OFFICES

                  Section 1.01. Offices. The corporation may maintain such offices, within or without the State of Utah, as the Board of Directors may, from time to time designate.

                  Section 1.02. Address. The address of the principal office of the corporation may be changed by the Board of Directors.


                                  ARTICLE II

                                 SHAREHOLDERS

                  Section 2.01. Annual Meetings. The annual meeting of the shareholders shall be held on the third Saturday in April of each year, at the hour of 10:00 o'clock a.m., beginning with the year following the filing of the Articles of Incorporation, for the purpose of electing Directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next following business day. If the election of Directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be convened as soon thereafter as may be convenient.

                  Section 2.02. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, or by the President, or in their absence or disability, by any Vice-President, and shall be immediately called by the President, or in his absence or disability, by a Vice-President, or by the Secretary, upon the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the President, such Vice-President, or the Secretary. In case of failure to call such meeting within twenty (20) days after such request, such shareholder or

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shareholders may call the same. (16-10-26).1

                  Section 2.03. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

                  Section 2.04. Notice of Meetings. The Secretary or an Assistant Secretary shall cause notice of the time, place, and purpose or purposes of all meetings of the shareholders (whether annual or special), to be given at least ten (10) (but not more than fifty (50)) days prior to the meeting, to each shareholder of record.

                  Section 2.05. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a period not to exceed, in any case, fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at such meeting, such books shall be closed for at least ten (10) days immediately preceding such meeting.

                  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring


--------------------------
1        Citations in parentheses are to the Utah Code
         Annotated. These citations are for reference only and shall not constitute a part of these Bylaws.

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such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. (16-10-28).

                  Section 2.06. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books or to vote at any meeting of shareholders. (16-10-29).

                  Section 2.07. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 2.08. Proxies. At each meeting of the shareholders, each shareholder entitled to vote shall be entitled to vote in person or by proxy, provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the Secretary of the corporation or to such other officer or person who may, in the absence of the Secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument upon all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, either in person or by proxy, except that no trustee or pledgee shall be entitled to vote shares which are held by or pledged to him without a transfer of such

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shares into his name. (16-10-31).

                  Section 2.09. Voting of Shares by Corporation. In addition to regulations and restrictions imposed by law upon the voting of shares, shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. (16-10-31).

                  Section 2.10. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. (16-10-138).


                                  ARTICLE III

                              BOARD OF DIRECTORS

                  Section 3.01. General Powers. The property, affairs, and business of the corporation shall be managed by its Board of Directors. The Board of Directors may exercise all powers of the corporation, whether derived from law or the Articles of Incorporation, except such powers as are by statute, by the Articles of Incorporation, or by these Bylaws vested solely in the shareholders of the corporation.

                  Section 3.02. Number, Tenure, and Qualifications. The number of Directors of the corporation shall be three (3). Each Director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and shall qualify. Directors need not be shareholders of the corporation or residents of the State of Utah.

                  Section 3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

                  Section 3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, any Vice-President, or any two Directors.
The person or persons authorized to call special meetings of

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the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors called by them.

                  Section 3.05. Notice. Notice of any special meeting shall be given at least three (3) days prior thereto by written notice delivered to each Director personally, or by mail, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the mail addressed to the Director at his business address, with first class postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting, and attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. (16-10-40).

                  Section 3.06. Quorum. A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority of the number of Directors are present at a meeting, a majority of those Directors present may adjourn the meeting from time to time without further notice.

                  Section 3.07. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, and individual Directors shall have no power as such.

                  Section 3.08. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act and such vacancies or newly created Directorships shall be filled by a vote of the Directors then in office, though less than a quorum, in any way approved by such Directors at the meeting. (16-10-36).

                  Section 3.09. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

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                  Section 3.10. Presumption of Assent. A Director of the
corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or unless he shall forward such dissent by registered or certified mail to the Secretary of the corporation within two (2) days after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action. (16- 10-40).

                  Section 3.11. Resignations. A Director may resign at any time by delivering a written resignation to either the President, any Vice-President, or the Secretary. The resignation shall become effective on its acceptance by the Board of Directors, provided that if the Board has not acted thereon within ten (10) days from the date presented, the resignation shall be deemed accepted.

                  Section 3.12. Removal. At a meeting of the shareholders expressly called for such purpose, one or more of the Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. Any Directorship to be filled by reason of the removal of one or more Directors by the shareholders may be filled by election by the shareholders at the meeting at which the Director or Directors are removed. (16-10-37).

                  Section 3.13. Telephonic Meetings. Meetings of the Board of Directors may be conducted by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting. (16-10-40).

                  Section 3.14. Informal Action by Directors. Any action required to be taken at a meeting of the Directors of the corporation or any other action which may be taken at a meeting of the Directors may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors. Such consent shall have the same legal effect as a unanimous vote of all of the Directors. (16-10-40).

                                  ARTICLE IV

                                   OFFICERS

                  Section 4.01. Number. The officers of the corporation shall be a President, one or more Vice-Presidents (as shall be determined from time to time by resolution of the Board of Directors), a Secretary, a Treasurer, and such other officers as may be appointed by the Board of Directors. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.
(16-10-45).

                  Section 4.02. Election, Term of Office, and Qualifications. The officers shall be chosen by the Board of Directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the Board of Directors and until his successor shall have been chosen and qualified, or until his death, or until his resignation in the manner provided in these Bylaws. Any one person may hold any two or more of such offices, except that the President shall not also be the Secretary. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. Officers need not be shareholders or Directors of the corporation. (16-10-45).

                  Section 4.03. Subordinate Officers, Etc. The Board of Directors may from time to time appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may from time to time delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be shareholders or Directors of the corporation.

                  Section 4.04. Resignations. Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section 4.05. Removal. Any officer may be removed from office at any special meeting of the Board of

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Directors called for that purpose or at a regular meeting, whenever in the judgment of the Board of Directors the best interests of the corporation will be served thereby. Any officer or agent appointed in accordance with the provisions of Section 4.03 hereof may also be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.
(16-10-46).

                  Section 4.06. Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting.

                  Section 4.07. The Chairman of the Board. The Chairman of the Board, if there be such an officer, shall have the following powers and duties:

                           (a) The Chairman shall be the senior officer of the
                  corporation and shall perform such duties, in addition to those specified below in this Section 4.07, as may be assigned to him by the Board of Directors.

                           (b)      The Chairman shall preside at all
                  meetings of the shareholders.

                           (c)      The Chairman shall preside at all
                  meetings of the Board of Directors.

                           (d) The Chairman shall be a member of the Executive Committee, if any.

                  Section 4.08. The President. The President shall have the following powers and duties:

                           (a) If no General Manager has been appointed, the
                  President shall be the chief executive officer of the corporation and, subject to the directions of the Board of Directors, shall have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents.

                           (b) If no Chairman of the Board has been chosen, or
                  if such officer is absent or disabled, the President shall preside at meetings of the shareholders and of the Board of Directors.

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                           (c) The President shall be a member of the
                  Executive Committee, if any.

                           (d) The President shall be empowered, in
                  conjunction with the Secretary or Treasurer, to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the Board of Directors.

                           (e) The President shall have all powers and shall
                  perform all duties normally incident to the office of a President of a corporation and shall exercise such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

                  Section 4.09. The Vice-Presidents. The Board of Directors shall, from time to time, designate and elect one or more Vice-Presidents, one of whom may be designated to serve as Executive Vice-President. Each Vice-President shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors or by the President. At the request or in the absence or disability of the President, the Executive Vice-President or (in the absence or disability of the Executive Vice-President) the Vice-President designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the President, as Senior Vice-President, may perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

                  Section 4.10. The Secretary. The Secretary shall have the following powers and duties:

                           (a) The Secretary shall keep or cause to be kept a
                  record of all of the proceedings of the meetings of the shareholders and of the Board of Directors in books provided for that purpose.

                           (b) The Secretary shall cause all notices to be
                  duly given in accordance with the provisions of these Bylaws and as required by Statute.

                           (c) The Secretary shall be the custodian of the
                  records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with

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                  these Bylaws, and when so affixed he may attest
                  the same.

                           (d) The Secretary shall see that the books,
                  reports, statements, certificates, and other documents and records required by statute are properly kept and filed.

                           (e) The Secretary shall have charge of the stock
                  books of the corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder, and the time when each became such holder of record; and he shall exhibit at all reasonable times to any Director, upon application, the original or duplicate stock register. He shall cause the stock book referred to in Section 6.04 hereof to be kept and exhibited at the principal office of the corporation in the manner and for the purpose provided in such Section.

                           (f) The Secretary shall be empowered, in
                  conjunction with the President or a Vice-President, to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the Board of Directors.

                  Section 4.11. The Treasurer. The Treasurer shall have the following powers and duties:

                           (a) The Treasurer shall have charge and supervision
                  over and be responsible for the monies, securities, receipts, and disbursements of the corporation.

                           (b) The Treasurer shall cause the monies and other
                  valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Section 5.03 hereof.

                           (c) The Treasurer shall cause the monies of the
                  corporation to be disbursed by checks or drafts (signed as provided in Section 5.04 hereof) drawn upon the authorized depositories of the corporation, and cause to be taken and preserved proper vouchers for all monies disbursed.

                           (d) The Treasurer shall render to the Board of
                  Directors or the President, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as Treasurer, and render a full financial report at the annual meeting of the shareholders, if called upon to do so.

                           (e) The Treasurer shall cause to be kept correct
                  books of account of all the business and transactions of the corporation and exhibit such books to any Director upon request during business hours.

                           (f) The Treasurer shall be empowered from time to
                  time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation.

                  Section 4.12. General Manager. The Board of Directors may employ and appoint a General Manager who may, or may not, be one of the officers or Directors of the corporation. The General Manager shall have the following powers and duties:

                           (a) The General Manager shall be the chief
                  executive officer of the corporation and, subject to the directions of the Board of Directors, shall have general charge of the business affairs and property of the corporation and general supervision over its officers, employees, and agents.

                           (b) The General Manager shall have the exclusive
                  management of the business of the corporation and of all of its dealings, but at all times subject to the control of the Board of Directors.

                           (c) Subject to the approval of the Board of
                  Directors (or the Executive Committee, if any), the General Manager shall employ all employees of the corporation, or delegate such employment to subordinate officers or division chiefs, and shall have authority to discharge any person so employed.

                           (d) The General Manager shall make a report to the
                  President and Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the corporation, and to perform such other duties as the Board of Directors shall require.

                  Section 4.13. Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the corporation.

                  Section 4.14. Surety Bonds. In the event the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting for all property, monies, or securities of the corporation which may come into his hands.


                                   ARTICLE V

                 EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
                        AND DEPOSIT OF CORPORATE FUNDS

                  Section 5.01. Execution of Instruments. Subject to any limitation contained in the Articles of Incorporation or in these Bylaws, the President or any Vice-President and the Secretary or the Treasurer may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors. The Board of Directors may, subject to any limitation contained in the Articles of Incorporation or in these Bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; and any such authorization may be general or confined to specific instances.

                  Section 5.02. Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

                  Section 5.03. Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

                  Section 5.04. Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and (subject to the provisions of these Bylaws) evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors may from time to time determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors may from time to time determine.

                  Section 5.05. Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or any Vice-President and by the Treasurer or the Secretary, and sealed with the seal of the corporation, or otherwise as authorized from time to time by the Board of Directors. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

                  Section 5.06. Sale, Transfer, Etc., of Securities. Sales, transfers, endorsements, and assignments of shares of stocks, bonds, and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the President or any Vice-President and by the Treasurer or the Secretary, or by any officer or agent thereunto specifically authorized by the Board of Directors.

                  Section 5.07. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the President or any Vice-President and by the Secretary or the Treasurer of the corporation, or by any officer or agent thereunto specifically authorized by the Board of Directors.


                                  ARTICLE VI

                                 CAPITAL STOCK

                  Section 6.01. Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the President or any Vice-President and by the Secretary or an Assistant Secretary and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class, or series of shares owned by him in the corporation; provided, however, that where such a certificate is (a) signed by a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such President, Vice President, Secretary, or an Assistant Secretary may be a facsimile. In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer. Certificates representing shares of stock of the corporation shall be in such form as provided by the statutes of the State of Utah. There shall be entered upon the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class, or series of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "Cancelled" with the date of cancellation. (16-10-21).

                  Section 6.02. Transfer of Stock. Transfers of shares of the stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the corporation or any of its transfer agents, and upon surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares. The corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof. (70A-8-403).

                  Section 6.03. Regulations. Subject to the provisions of this
Article VI and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the stock of the corporation.

                  Section 6.04. Maintenance of Stock Book at Principal Place of Business. A stock book (or books where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, containing the names alphabetically arranged of original shareholders of the corporation, their addresses, their interest, the amount paid on their shares of stock, and all transfers thereof, and the number and class of the shares held by each. Such stock books shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same. (16-10-47).

                  Section 6.05. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars. No certificate of stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

                  Section 6.06. Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

                  Section 6.07.  Closing of Transfer Books and
Fixing of Record Date.

                  (a) The Board of Directors shall have power to close the stock books of the corporation for a period of not to exceed fifty (50) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date capital stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose.

                  (b) In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, or to give such consent.

                  (c) If the stock transfer books shall be closed or a record date set for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for or such record date shall be at least ten (10) days immediately preceding such meeting. (16-10-28).

                                  ARTICLE VII

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES

                  Section 7.01. How Constituted. The Board of Directors may designate an Executive Committee and such other committees as the Board may deem appropriate, each of which committees shall consist of two or more Directors. Thereafter, members of the Executive Committee and of any such other committee shall be designated annually at the annual meeting of the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the Executive Committee or any of such other committees. Each member of the Executive Committee and of such other committees shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these Bylaws. (16-10-39).

                  Section 7.02. Powers. During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except for the power to fill vacancies in the Board of Directors or to amend these Bylaws and except for such powers as by law may not be delegated by the Board of Directors to an Executive Committee.

                  Section 7.03. Proceedings. The Executive Committee, and each such other committee as may be designated hereunder by the Board of Directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times, and upon such notice (or without notice) as it shall determine from time to time. It will keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

                  Section 7.04. Quorum and Manner of Acting. At all meetings of the Executive Committee, and of each such other committee as may be designated hereunder by the Board of Directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the Executive Committee and of each such other committee shall act only as a member of such committee and the individual members thereof shall have no powers as such.

                  Section 7.05.  Resignations.  Any member of the

Executive Committee or any other committee designated by the Board of Directors hereunder may resign at any time by delivering a written resignation to either the President, the Secretary, or to the presiding officer of the committee of which he is a member (if a presiding officer shall have been appointed and shall be in office). Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section 7.06. Removal. The Board of Directors may at any time remove any member of the Executive Committee or of any other committee designated by it hereunder either, for or without cause.

                  Section 7.07. Vacancies. If any vacancy shall occur in the Executive Committee or in any other committee designated by the Board of Directors hereunder by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two or more members are remaining, continue to act. Any such vacancy may be filled at any meeting of the Board of Directors.

                  Section 7.08. Compensation. The Board of Directors may allow a fixed sum and expenses of attendance to any member of the Executive Committee or of any other committee designated by the Board of Directors hereunder who is not an active salaried employee of the corporation for attendance at each meeting of such committee.

                  Section 7.09. Telephonic Meetings. Members of the Executive Committee or of any other committee designated by the Board of Directors hereunder may participate in a meeting of such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting. (16-10-40).

                  Section 7.10. Informal Action by Committees. Any action which may be taken at a meeting of the Executive Committee or any other committee designated by the Board of Directors may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the members of such committee. Such consent shall have the same legal effect as a unanimous vote of all of the members of such committee. (16-10-40).



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



                                 ARTICLE VIII

                                INDEMNIFICATION

                  Section 8.01. Indemnification Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 8.02. Indemnification for Corporate Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

                  Section 8.03. Determination. To the extent that a Director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under Sections 8.01 or 8.02 hereof shall be made by the corporation upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.01 or 8.02 hereof. Such determination shall be made either (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (ii) by independent legal counsel in a written opinion, or (iii) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

                  Section 8.04. General Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision in the corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

                  Section 8.05. Advances. Expenses incurred in defending a civil or criminal action, suit, or proceeding as contemplated in this Article shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of the Board of Directors and upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount or amounts unless it ultimately be determined that he is entitled to be indemnified by the corporation as authorized by this Article.

                  Section 8.06. Scope of Indemnification. The indemnification authorized by this Article shall apply to all present and future Directors, officers, employees, and agents of the corporation and shall continue as to such persons who cease to be Directors, officers, employees, or agents of the corporation and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other rights to which such persons may be entitled as a matter of law.

                  Section 8.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the laws of the State of Utah, as the same may hereafter be amended or modified. (16-10-4).


                                  ARTICLE IX

                            FISCAL OR TAXABLE YEAR

                  The fiscal or taxable year of the corporation shall be fixed from time to time by resolution of the Board of Directors.


                                   ARTICLE X

                                   DIVIDENDS

                  The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                                  ARTICLE XI

                                     SEAL

                  The Board of Directors shall provide a corporate seal which shall be circular in form and shall have enscribed thereon the name of the corporation, the state of incorporation, and the words "Corporate Seal."

                                  ARTICLE XII

                                  AMENDMENTS

                  These Bylaws and all other Bylaws adopted from time to time by the corporation may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors, subject to applicable laws and subject to the following:

                           (a) No bylaw shall be adopted by the Board of
                  Directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law or by the Articles of Incorporation.

                           (b) If any bylaw regulating an impending election
                  of Directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of Directors, the bylaws so adopted or amended or repealed, together with a concise statement of the changes made. (16-10-25).

                  ADOPTED this 17th day of October, 1989.




                                        -------------------------------
                                        Jon M. Huntsman




                                        -------------------------------
                                        Ronald A. Rasband



                                        -------------------------------
                                        Michael C. Eades




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